Exhibit 99.1

KINGSWAY ANNOUNCES NAME CHANGE TO KINGSWAY CORPORATION AND STOCK TICKER CHANGE TO KWY

-- Name Change Approved by Shareholders with 99.7% Support --

-- Name Change and Stock Ticker Change Effective as of May 19, 2026 --

Chicago - May 19, 2026 - (NYSE: KWY) Kingsway Corporation (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced shareholder approval of its name change to Kingsway Corporation. The Company’s name change, along with the change of its stock ticker to KWY, are effective as of May 19, 2026.

"I am pleased to share our name change to Kingsway Corporation was overwhelmingly approved by Kingsway’s shareholders at our Annual General Meeting and is effective as of today,” said JT Fitzgerald, Kingsway’s President and CEO. “This marks a milestone for Kingsway as we rebrand to better reflect the evolution of our business and the growth of our Kingsway Search Xcelerator platform, which now represents the clear majority of both our revenue and adjusted EBITDA. Today’s name change better aligns our public identity with what we have built to date and with our strategy to compound long-term shareholder value by employing the Search Fund model to acquire and build a collection of high-quality, asset-light services businesses under the leadership of our talented and entrepreneurial operator CEO’s.”

About the Company

Kingsway Corporation is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:
Hayden IR
James Carbonara
(646) 755-7412

james@haydenir.com

For Company Inquiries:

Kingsway Corporation

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com